Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 20, 2004, except for Note 15, as to which the date is July 19, 2004, relating to the financial statements of Blackbaud, Inc., which appears in the Registration Statement on Form S-1 (File No. 333-112978) for Blackbaud, Inc., as filed with the Securities and Exchange Commission.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
November 23, 2004